Exhibit 99.1

NABORS INDUSTRIES LTD. C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735
SCAN TO
VIEW MATERIALS & VOTE
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on January 16, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting—Go to www.virtualshareholdermeeting.com/NBR2025SM
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on January 16, 2025. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V59647-S01315 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
NABORS INDUSTRIES LTD.
The Board of Directors of Nabors Industries Ltd. (“Nabors”) recommends you vote FOR the following proposals (as listed in the proxy statement):
1. To vote on a proposal to approve the issuance of Nabors common shares, par value $0.05 per share, to stockholders of Parker Drilling Company, a Delaware corporation (“Parker”), in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of October 14, 2024, by and among Nabors, Parker, Nabors SubA Corporation, a Delaware corporation and a wholly owned subsidiary of Nabors (“Merger Sub”), and Värde Partners, Inc., a Delaware corporation, solely in its capacity as the representative of the stockholders of Parker, as that agreement may be amended from time to time (the “merger agreement”), pursuant to which Merger Sub will merge with and into Parker (the “merger”), with Parker surviving the merger as a wholly owned subsidiary of Nabors and the separate existence of Merger Sub ceasing.
2. To vote on a proposal to approve the adjournment of the Nabors special general meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Nabors special general meeting to approve the Nabors share issuance proposal or in the absence of a quorum.
NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Nabors special general meeting and any adjournment or postponement thereof.
For Against Abstain
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date
Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special General Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.
V59648-S01315
NABORS INDUSTRIES LTD. Special General Meeting of Shareholders 10:00 a.m. Central Time, January 17, 2025
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The shareholder(s) hereby appoint(s) Anthony G. Petrello, William J. Restrepo and Mark D. Andrews, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the Nabors Industries Ltd. common shares that the shareholder(s) is/are entitled to vote at the Special General Meeting of Shareholders to be held virtually at 10:00 a.m. Central Time on January 17, 2025 at www.virtualshareholdermeeting.com/NBR2025SM, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Nabors Board of Directors’ recommendations for each of the proposals included herein. If any other matters properly come before the meeting, and any adjournment or postponement thereof, the persons named in the proxy will vote in their discretion on such matters.
Continued, and must be signed and dated on the other side